Exhibit T3G(1)

Affiliate Structure Boart Longyear Limited (ASX Co ) Australia Votraint No. 1609 Pty Ltd. (Australia) Patagonia Drill Mining Services S.A. (Argentina) Boart Longyear Argentina S.A. (Argentina) Boart Longyear LLC (Russia) Boart Longyear Manufacturing Canada Ltd. (Canada) Boart Longyear (Vic) No. 2 Pty Limited (Australia) Boart Longyear (Vic) No. 1 Pty Limited (Australia) BLY Mexico Services S.A. de C.V. (Mexico) Boart Longyear de Mexico S.A. de C.V. (Mexico) Boart Longyear Colombia S.A.S. (Colombia ) Aqua Drilling & Grouting Pty Limited ( Australia ) North West Drilling Pty Limited ( Australia ) Drillcorp Pty Limited (Australia) Boart Longyear (Cambodia) Ltd. (Cambodia) Inavel S.A. (Uruguay ) Boart Longyear Comercializadora Ltda. (Chile) Boart Longyear Holdings (Thailand) Co., Ltd. (Thailand) BLY Senegal S.A. (Senegal) BLY Gabon S.A. (Gabon) Boart Longyear Burkina Faso Sarl (Burkina Faso) Boart Longyear Suisse Sarl (Switzerland) Boart Longyear Australia Pty Ltd (Australia) Boart Longyear Manufacturing and Distribution Inc . (Utah - USA) BLY Madagascar S.A. (Madagascar) BLY Cote d’Ivoire S.A. (Ivory Coast) BLY Sierra Leone Ltd. (Sierra Leone) Boart Longyear Liberia Corporation (Liberia) Boart Longyear Drilling Services KZ LLP (Kazakhstan) Boart Longyear Alberta Limited (Canada) Boart Longyear International Holdings Inc. (Minnesota - USA) Boart Longyear Consolidated Holdings Inc. (Nevada - USA) BLY IP Inc. (Delaware - USA) Boart Longyear Global Holdco, Inc. (Delaware – USA) Longyear Canada, ULC (Canada) Boart Longyear Netherlands B.V. (Netherlands) BLI Zambia Limited (Zambia) Boart Longyear International B.V. (Netherlands) Longyear TM, Inc. (Delaware - USA) Boart Longyear S.A.C . (Peru) Resources Services Holdco Inc. (Delaware – USA) Boart Longyear Saudi Arabia LLC (Saudi Arabia) BLY EMEA UK Holdings Ltd. (United Kingdom) Boart Longyear Management Pty Ltd ( ASX Mgt Co.) Boart Longyear Investments Pty Ltd (Australia) Longyear Holdings Inc. (Delaware - USA) Coöperatief Longyear Holdings U.A. (Netherlands) Longyear Global Holdings, Inc. (Delaware – USA) ACN 066 301 531 Pty Limited (Australia) Boart Longyear Limited (Thailand) Boart Longyear Chile Limitada (Chile) 90% Preferred Stock 100 % Common Stock 100% Preferred Stock 100% 99.999% 98.9001% 76% 24% 46.44% 53.56% 99.9% 99% 99% 98% 99% 99% 100% 95% 100% 100% 99% 99% 100% 99.96% 100% 100% 99.8% 99.8% 100% 100% 99.99% 51.92% 43.28% 99.99% 100% 100% 100% 100% 100% 70.56% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% Common 100% Longyear South Africa (Pty) Limited (RSA) BLY Drilling Services and Products Mexico S,A. de C.V. ( Mexico) Boart Longyear Products KZ LLP (Kazakhstan) BLY Ghana Limited (Ghana) Boart Longyear Zambia Limited (Zambia) Boart Longyear Ventures Inc. (Canada) 100% 100% Grimwood Davies Pty Limited (Australia) Boart Longyear Australia Holdings Pty Ltd 27.88% Votraint No. 1609 Pty Ltd 31.87% 68.13% 99.99802% BL DDL NY Holdings, Inc. (New York - USA) 100% 10% Boart Longyear Canada (Canada) Boart Longyear Company (Utah - USA) 48.99% Boart Longyear Holdings (Thailand) Co., Ltd. 51.00% 98.98%